Exhibit 10.29

Name of Participant: Ari Bousbib

IMS HEALTH HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES DELIVERED HEREUNDER ARE SUBJECT

TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE

AND OTHER PROVISIONS AS SET FORTH IN THE MANAGEMENT

STOCKHOLDERS AGREEMENT (AS DEFINED IN THE IMS HEALTH HOLDINGS,

INC. 2010 EQUITY INCENTIVE PLAN).

IMS HEALTH HOLDINGS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE

ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO

YOUR AWARD AND ITS TAX CONSEQUENCES.

Restricted Stock Unit Award Agreement

IMS Health Holdings, Inc.

c/o IMS Health Incorporated

83 Wooster Heights Road

Danbury, CT 06810

Agreement made this 12th day of February, 2014 (the “Grant Date”), between IMS Health Holdings, Inc., a Delaware corporation (the “Company”), and Ari Bousbib (the “Participant”).

1. Restricted Stock Unit Award. The Participant is hereby awarded, pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”) and subject to its terms (except as provided herein), a Restricted Stock Unit award (the “Award”) giving the Participant the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and in the Plan, 10,000,000 shares of Stock (the “Shares”). Except as expressly provided herein, all capitalized terms used and not defined herein shall have the same meaning as in the Plan.

2. Vesting. This Award shall become vested as to 50% of the Shares on the second anniversary of the Grant Date and as to the remaining 50% of the Shares on the fourth anniversary of the Grant Date; provided that the Participant is on the applicable vesting date, and has been at all times since the date of this Agreement, employed by the Company or one of its subsidiaries.

3. Delivery of Shares. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of the Award (but in no event later than March 15 of the calendar year following the calendar year of such vesting) effect delivery of the Shares to the Participant. No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4. Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the delivery date with respect to such Share. The Participant shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award and only at such time as such Shares are so delivered to the Participant.

5. Withholding. The vesting of the Award will give rise to “wages” subject to withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon vesting of the Award, are subject to the Participant promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld; provided, upon the vesting of the Award, the Participant may elect to have shares of Stock held back by the Company having a Fair Market Value equal to the applicable minimum tax withholding requirements in accordance with the Plan. The Participant also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant and the Company may so withhold.

6. Nontransferability. Neither this Award nor any rights with respect thereto may be sold, assigned, transferred (other than by will or the laws of descent and distribution), pledged or otherwise encumbered, except as the Administrator may otherwise determine.

7. Provisions of the Plan. This Award is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of grant has been furnished to the Participant and the Participant agrees to be bound by the terms of the Plan and this Award. In the event of any conflict between the terms of this Award and the terms of the Plan, the terms of this Award shall control.

8. Other Agreements. The Participant acknowledges and agrees that the Shares delivered under this Award shall be subject to the Management Stockholders Agreement and the transfer and other restrictions, rights, and obligations set forth therein. By executing this Award Agreement, the Participant hereby becomes a party to and bound by the Management Stockholders Agreement as a Manager (as such term is defined in the Stockholders Agreement), without any further action on the part of the Participant, the Company or any other Person.

9. Effect on Employment Rights. This Award shall not confer upon the Participant any right to continue as an employee of the Company or any of its subsidiaries or affiliates and shall not affect in any way the right of the Company or any subsidiary or affiliate of the Company to terminate the Participant’s employment at any time.

10. Lock-Up Agreement. The Participant agrees to be bound by any applicable lock-up agreement entered into in connection with the filing of an effective registration statement on Form S-1 by the Company, pursuant to Section 3.6 of the Management Stockholders Agreement or otherwise.

11. Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing.

[Remainder of the page intentionally left blank.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the date first set forth above.

IMS HEALTH HOLDINGS, INC.

By:	/s/ Harvey A. Ashman
Name:	Harvey A. Ashman
Title:	SVP, General Counsel & External Affairs and Corporate Secretary

Agreed and Accepted:

/s/ Ari Bousbib
Ari Bousbib

[SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]